EXHIBIT 99.1

CAUSE NO. 2008-32432

IN RE TETRA TECHNOLOGIES, INC. DERIVATIVE LITIGATION	) ) ) ) ) ) ) ) ) ) ) )	IN THE DISTRICT COURT OF HARRIS COUNTY, TEXAS 133RD JUDICIAL DISTRICT

NOTICE OF SETTLEMENT OF DERIVATIVE ACTION,
HEARING THEREON, AND RIGHT TO APPEAR

IMPORTANT NOTICE TO ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF TETRA TECHNOLOGIES, INC. COMMON STOCK AS OF AUGUST 12, 2011 (“CURRENT TETRA SHAREHOLDERS”) (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN-INTEREST.  PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THIS SETTLEMENT.

IF YOU HOLD TETRA TECHNOLOGIES, INC. COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

PLEASE TAKE NOTICE that the above-captioned shareholder derivative action (the “Action”) is being settled.  The terms of the proposed settlement of the Action (the “Settlement”) are set forth in a Stipulation of Settlement dated August 12, 2011 (the “Stipulation”).  This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.1

The Action was brought derivatively on behalf of TETRA Technologies Inc. (“TETRA” or the “Company”) against certain current and former officers and directors of the Company for, among other things, alleged breaches of fiduciary duties, arising from, among other things, allegations regarding the Company’s accounting, the Company’s WA&D Services division’s performance, the Individual Defendants alleged failure to disclose the truth regarding millions of dollars of insurance receivables that had been disallowed by TETRA insurers for work that was performed to repair TETRA property, and allegations regarding the Company’s internal and financial controls, the Company’s earnings guidance, and alleged insider trading.

1 All capitalized terms not otherwise defined herein have the same meanings as set forth in the Stipulation.

Under the terms of the Settlement the Company has agreed to adopt and/or maintain certain corporate governance reforms designed to specifically address the allegations in the Action which include: (1) the requirement that the positions of the Chairman of the Board and Chief Executive Officer be separate; (2) the adoption of an Internal Audit Department Charter; (3) the appointment of a Director of Internal Audit; (4) the adoption of a Disclosure Committee Charter; and (5) the adoption of a revised insider trading policy.  The Settlement also provides for TETRA to pay Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount of $400,000 (the “Fee and Expense Award”), subject to Court approval.

IF YOU ARE A CURRENT TETRA SHAREHOLDER, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

On October 17, 2011, at 2:00 p.m., a hearing (the “Settlement Hearing”) will be held at the Harris County Civil Courthouse, 201 Caroline, 11th Floor, Houston, TX 77002, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable, and adequate; (2) whether the Action should be dismissed on the merits and with prejudice; (3) whether the agreed-to Fee and Expense Award described above should be awarded, and (4) such other matters as may be necessary or proper in the circumstances.

Any Current TETRA Shareholder that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, and may enter an appearance through counsel of such Person’s own choosing and at such Person’s own expense or may appear on their own.  However, no Person other than Plaintiffs’ Counsel and Defendants’ counsel in the Action shall be heard at the Settlement Hearing unless no later than fourteen (14) days prior to the date of the Settlement Hearing, such Person has filed with the Court and delivered to counsel for the Settling Parties a written notice of objection, including the objecting shareholder’s name, address, telephone number, and signature as authorized by the objecting shareholder, setting forth their ground for opposing the Settlement, and proof of both their status as a Current TETRA Shareholder and the dates of stock ownership in TETRA.  Any objecting shareholder must also file with the Court and deliver to all counsel in the Action (listed below), copies of any documents, exhibits, affidavits, or other evidence the shareholder will rely upon in support of his or her objection.  Only Current TETRA Shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection and providing proof of current ownership of TETRA stock with the Court on or before October 3, 2011, with service on the following parties:

Robin Winchester, Esq.
KESSLER TOPAZ MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087

Joshua M. Lifshitz, Esq.
BULL & LIFSHITZ, LLP

18 East 41st Street
New York, New York 10017

Co-Lead Counsel for Lead Plaintiffs

Paul R. Bessette, Esq.
GREENBERG TRAURIG, LLP
300 West 6th Street
Suite 2050
Austin, TX 78701

Counsel for Nominal Defendant TETRA Technologies, Inc.
and the Individual Defendants

Any Person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.

Current TETRA Shareholders who have no objection to the Settlement or the Fee and Expense Award do not need to appear at the Settlement Hearing or take any other action.  If you are a TETRA shareholder, you will be bound by the Final Order and Judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in the Action.

Inquiries may be made to Co-Lead Counsel for Lead Plaintiffs: Robin Winchester, Esq., Kessler Topaz Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087; telephone: 610-667-7706 or Joshua M. Lifshitz, Esq. Bull & Lifshitz, LLP, 18 East 41st Street, New York, New York 10017; telephone: 212-213-6222.

DATED: August 22, 2011	BY ORDER OF THE COURT
HARRIS COUNTY, TEXAS

DO NOT CONTACT THE CLERK OF THE COURT
REGARDING THIS NOTICE